UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018
AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
 Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ken Gayron as Chief Financial Officer

On May 29, 2018, the Board of Directors of Avid Technology, Inc. (the “Company”) appointed Kenneth Gayron, age 48, as EVP and Chief Financial Officer of the Company, effective May 31, 2018.

Mr. Gayron has substantial experience in software and technology and brings over 20 years of experience in senior finance management for public companies, helping to drive cash flow, profitability and enterprise value. Mr. Gayron most recently served as CFO and interim CEO for Numerex Corporation, a single source, leading provider of managed enterprise solutions enabling the Internet of Things, from March 2016 to February 2018. Prior to his tenure with Numerex, Mr. Gayron served as CFO of Osmotica Pharmaceutical Corp., a global specialty pharmaceutical company, from October 2013 to February 2016.  Prior to Osmotica, Mr. Gayron acted as Vice President - Finance and Treasurer for Sensus, Inc., a global smart grid communications company, from February 2011 until September 2013.  From April 2009 until January 2011, Mr. Gayron served as Treasurer of Nuance Communications, a software/services company.  From 1992 until 2009, Mr. Gayron held positions of increasing responsibility with investment banks, including UBS, Bank of America and CIBC.

Pursuant to the terms of an employment agreement entered into upon his appointment, Mr. Gayron is entitled to an annual base salary of $370,000. Mr. Gayron is entitled to participate in the Company’s annual long-term incentive plans. For 2018, Mr. Gayron’s target bonus is 65% of his base salary, which will not be prorated. The agreement also provides that, if Mr. Gayron’s employment is terminated by the Company without cause, or by him for good reason, as defined in the agreement, other than in connection with a change of control of the Company, he will, subject to signing a release, be entitled to receive, in addition to any unpaid salary, benefits and bonus earned for the preceding year, (i) 12 months base salary and (ii) a pro-rata portion of his bonus at target level for the year of termination, each paid in accordance with the company's regular payroll schedule, plus a lump sum payment equal to 12 times the monthly amount we pay for health benefits. The agreement also provides that if Mr. Gayron's employment is terminated by the Company without cause or by him for good reason within 12 months after a change of control of the Company, Mr. Gayron will, subject to signing a release, be entitled to receive, in addition to any unpaid salary, benefits and bonus earned for the preceding year, (i) an amount equal to 1.5 times his annual base salary, (ii) an amount equal to 1.5 times his target annual cash bonus, and (iii) a pro-rata portion of his bonus at target level for the year of termination, each paid in a lump sum, plus a lump sum payment equal to 18 times the monthly amount we pay for health benefits.

In connection with his appointment, Mr. Gayron will be granted restricted stock units (“RSUs”) of the Company, in an aggregate amount equal to $500,000, with each RSU equaling, once vested, one share of common stock of the Company and with the final number of RSUs to be determined by dividing the approved dollar value of the grant with the closing price of the Company’s common stock on the grant date (rounding down to the nearest share). The RSUs shall vest over a three-year period as follows: on the first anniversary of the vesting start date, as determined in the grant, 33.33% of the RSUs shall vest, and thereafter the RSUs shall vest in equal installments of 8.33% upon the conclusion of each three-month period; in each case, unless provided otherwise in an offer letter or grant agreement, that the employee is employed by the Company on such vesting date.

There are no arrangements or understandings between Mr. Gayron and any other persons pursuant to which Mr. Gayron was named as Chief Financial Officer of the Company. There are no family relationships between Mr. Gayron and any director or executive officer of the Company and Mr. Gayron has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Brian E. Agle. as Chief Financial Officer

As of May 30, 2018, Brian E. Agle’s employment with the Company ended and he is no longer acting as the Company’s Chief Financial Officer.

Grants to Executive Officers

In connection with an increase in his responsibilities, the Compensation Committee of the Board of Directors of the Company authorized a grant of RSUs to Dana Ruzica, in an aggregate amount equal to $250,000, with each RSU equaling, once vested, one share of common stock of the Company and with the final number of RSUs to be determined by dividing the approved dollar value of the grant with the closing price of the Company’s common stock on the grant date (rounding down to the nearest share). The RSUs shall vest over a three-year period as follows: on the first anniversary of the vesting start date, as determined in the grant, 33.33% of the RSUs shall vest, and thereafter the RSUs shall vest in equal installments of 8.33% upon the conclusion of each three-month period; in each case, unless provided otherwise in an offer letter or grant agreement, that the employee is employed by the Company on such vesting date.

Item 7.01 Regulation FD Disclosure.

On May 31, 2018, the Company issued a press release (the “Press Release”) announcing the changes in its executive team. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in Item 7.01, including the Press Release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
99.1	Press Release announcing changes in the Company’s executive team, dated May 31, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 31, 2018	By: /s/ Jason A. Duva Name: Jason A. Duva Title: EVP, Chief Legal and Administrative Officer